Exhibit 10.5

LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is entered into as of the 1st day of October, 2013, by and between the City of Greenville, Mississippi, a municipal corporation (the “City” or “Lessor”), and LIGHTHOUSE POINT, LLC, d/b/a Trop Casino Greenville, a Mississippi limited liability company (“LP” or “Lessee”). The performance by LP of its obligations under this Lease is guaranteed by Tropicana Entertainment Inc., a Delaware corporation (“Tropicana”), in accordance with the terms and conditions set forth in the Guarantee attached hereto as Exhibit “A” and incorporated herein by reference.
RECITALS
Lessor is a city adjacent to Lake Ferguson in which there is situated a harbor that is a port of entry. The City owns the land described hereinbelow, and said land is situated within reasonable and practical proximity to said harbor and/or port. Lessor has determined that the lease of said land to Lessee, pursuant to the provisions of Miss. Code Ann. §59-3-1, upon the terms and conditions and with the safeguards herein stated, is needful for the convenient use of said land in the aid of commerce and for economic development and downtown revitalization, and that said terms, conditions and safeguards are such as will best promote and protect the public interest. The terms and conditions, and the monetary rental herein stated, have been found by Lessor to be adequate and have been approved by Lessor in a Resolution authorizing same. A copy of this Lease is attached to said Resolution and is incorporated into said Resolution by reference.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:
AGREEMENT
1.PREMISES.    For and in consideration of the rent described below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor hereby leases and lets to Lessee and Lessee hereby rents from Lessor on a non-exclusive basis, the premises described in Exhibit “B” attached hereto and incorporated herein by reference, together with all easements, rights of way and appurtenances in connection therewith or thereunto belonging and the improvements constructed or to be constructed thereon (all of which are hereinafter referred to as the “Premises”). The Parties acknowledge that Lessee will construct a parking lot on the Premises, and that, except as provided in Section 13, below, Lessee’s patrons, employees, contractors, agents, and invitees shall have the non-exclusive right, in common with the rest of the public, to park in any lot constructed on the Premises. At all times during the term of this Lease, including any renewal or extension thereof, the Premises shall remain available to the general public for use as parking for all purposes.

The Parties agree as an essential part of this Lease that it is subject to the restrictions contained in that certain Deed from William Yerger to the City recorded in the Land Records of Washington County, Mississippi on the 13th day of July, 1908, on page 354 in deed book 114 (the “Yerger Conveyance”), and that Lessee’s development and use of any portion of the Leased Premises included in the Yerger Conveyance will not serve to discriminate for purposes of landing privileges as to water crafts or vessels of like character and doing a like business and volume of business, or to grant exclusive landing privileges to any person. Further, LP agrees that it shall never make any discrimination for landing privileges as to water crafts or vessels of like character and doing a like business and a like volume of business, whether such crafts or vessels be operated by individuals or corporations, and shall never grant exclusive privileges to any individual or corporation, nor shall said privileges ever be leased for a longer term than two years (except to permanent manufacturing enterprises established on or along the river fronting on said land).
2.TERM.

2.1    The initial term of this Lease (the “Initial Term”) shall begin on the date of its execution, and conclude on August 31, 2020. It is understood, however that, regardless of the date of execution, Lessor shall receive the full monthly lease amount for the month in which the Lease is executed, giving credit for that amount paid by

Exhibit 10.5

JMBS Casino LLC to the City for said month under that certain Lease Agreement dated June 24, 2010, between the City and JMBS Casino LLC.
2.2    Lessor also hereby grants unto LP four (4) options to extend this Lease, with conditions as set forth herein, for additional terms (each an “Additional Term”). The first Additional Term shall be from September 1, 2020 through June 30, 2024. The second and third Additional Terms shall be for a period of five (5) years each, with a fourth Additional Term commencing on the day immediately following the termination of the third Additional Term and expiring on the day that is twenty-five (25) years from the date on which this Lease has been fully executed by both parties. LP may exercise each option to extend by giving Lessor written notice of its intent to do so at least six (6) months prior to the termination date of the term then in effect.
2.3    Lessor also hereby grants unto LP the exclusive first right and option to renew and enter into a new lease (the “Future Lease”), for a period not to exceed a total of twenty-five (25) years, commencing on the day immediately following the termination of the final Additional Term. LP may exercise its exclusive option to renew and enter into the Future Lease by giving Lessor written notice of its intent to do so at least six (6) months prior to the termination date of the final Additional Term. Any and all terms of the Future Lease shall be negotiated in good faith by the Parties.
2.4    The obligations of LP under Section 9 hereinbelow shall commence immediately upon the date on which this Lease has been fully executed by both parties.
3.RENT.    LP agrees to pay Lessor rent (the “Rent”) as follows:

3.1    Four Hundred Twenty Thousand Dollars ($420,000.00) per year, payable at the rate of Thirty-Five Thousand Dollars ($35,000.00) per month in advance, due and payable on the first day of each and every month for the Initial Term, and
3.2    In the event LP exercises its option for Additional Terms, the annual rent shall be adjusted at the commencement of such Additional Term based on the Consumer Price Index (All Items) for the United States, published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), which is published for the month immediately preceding the date of the commencement of such Additional Term (“Renewal Index”). If the Renewal Index has increased over the Index published for the month immediately preceding the date the immediately preceding term commenced (“Commencement Index”), the annual rent during the applicable Additional Term shall be set by multiplying the annual rent for the immediately preceding term by a fraction, the numerator of which is the Renewal Index and the denominator of which is the Commencement Index. If the Renewal Index has decreased below the Commencement Index, however, the monthly rent shall remain the same as that of the immediately preceding term. If the Index is discontinued or revised during the any term of this Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.
4.USE: QUIET ENJOYMENT.

4.1    LP may use the Premises for any lawful purpose.
4.2    LP acknowledges that the use and occupancy of the Premises must conform to any existing rules, regulations, restrictions or ordinances of Lessor, the Greenville Port Commission, the Board of Mississippi Levee Commissioners and/or the United States Army Corps of Engineers (collectively, the “Regulations”) as well as any amendments or additions to such Regulations applicable to this Lease by Mississippi law. Nothing contained herein, however, shall prevent LP from exercising any right of appeal, or any other recourse it may possess under applicable law with regard to the Regulations or any amendment or addition thereto. LP further agrees that no illegal activity will be conducted or permitted in or upon the Premises or any facilities located thereon. So long as no event of default has occurred and is continuing hereunder, Lessor and anyone claiming by, through or under Lessor, warrant that they shall not interfere with the peaceful and quiet occupation and enjoyment of the Premises by LP.

Exhibit 10.5

4.3    LP agrees and acknowledges that, so long as it leases any portion of City’s property, LP will not discriminate against any person or persons on the basis of race, color, religion, sec, or national origin. Lessor acknowledge that LP shall have the right to enforce its own non-discriminatory rules and regulations relating to the business of LP, including but not limited to “self exclusion” rules and any and all rules necessary for the safe and reasonable operation of the business of LP.
5.TITLE AND CONDITION OF THE PREMISES. Lessor hereby represent and warrants that (a) Lessor is the sole owner of fee simple title to the Premises, subject to (i) any encumbrances of record, (ii) any rights of way or easements in, on, and over the Premises in favor of the Board of Mississippi Levee Commissioners, and (iii) the Regulations; (b) Lessor and the officials executing this Lease on behalf of Lessor have the legal right and have obtained all necessary authorizations Lessor must have to execute this Lease; (c) the Premises are not subject to any mortgage, deed of trust, or similar lien; (d) the Premises are not currently and shall not at any time during any term of this Lease be subject to real property or ad valorem taxes; and (e) to the best of Lessor’s knowledge, information and belief, the Premises is free from any hazardous materials. Lessor’s representations and warranties shall survive termination or expiration of this Lease. The Premises are leased to LP in their present physical condition without representation or warranty by Lessor, except as provided herein. LP has inspected and examined the Premises has found the same to be satisfactory.

6.UTILITIES. LP shall arrange for the connection of any utility services it requires for its use of the Premises and shall pay all charges for any gas, power, telephone and other utilities used on the Premises by LP. To the greatest extent possible, underground utilities must be installed.

7.MAINTENANCE. LP agrees it will, at its expense, (i) keep and maintain the Premises, including the improvements thereon, in a neat and orderly condition and in good repair, except for ordinary wear and tear, and (ii) will comply with and cause the Premises to comply with the Regulations.

8.ALTERATIONS. No alterations to the existing improvements on the Premises, other than those expressly authorized or acknowledged elsewhere herein or in other agreement(s) entered into by the City and LP, shall be made without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Before such consent is given, the LP must provide to Lessor a copy of any and all plans and specifications pertaining to the alterations and copies of any and all construction agreements.

9.INDEMNIFICATION AND INSURANCE.

9.1    Indemnification. As of the date of the execution of this Lease and as a material part of the consideration for this Lease, LP hereby agrees as follows:
(a)    LP waives all claims it may have against City for damages to goods, equipment or merchandise or other items of personal property upon or about the Premises and for injuries, including death, to persons upon or about the Premises from any cause arising at any time, except as is caused by the active or gross negligence or wanton and willful misconduct of City;
(b)    LP agrees to hold City exempt and harmless from any loss, damage, expense or injury, including death, to any person, or to the goods, equipment, merchandise or property of any person or persons arising from the use of the Premises or the Parking Lot by LP, unless caused by the active or gross negligence or wanton or willful misconduct of City; and
(c)    LP agrees that, except as caused by the active or gross negligence and wanton or willful misconduct of City, LP shall defend and indemnify Lessor from any and all claims of any nature whatsoever made by patrons, whether arriving at or leaving the Premises, arising out of any condition of the Premises.
9.2    Insurance. From the date of execution of this Lease, LP agrees to carry and maintain, at all times at its own expense, public liability insurance insuring its interests and the agreements and indemnities in favor of Lessor set forth hereinabove, against claims for bodily injury, death and property damage occurring on, in or about

Exhibit 10.5

the Premises with limits of not less than $1,000,000.00 or the maximum exposure to Lessor under the Mississippi Tort Claims Act, whichever sum may be greater, with Lessor named as an additional insured on the policy. Certificates of such insurance shall be provided to Lessor for each policy or renewal period. Any insurance required to be provided under this Article may be in the form of blanket liability coverage so long as the blanket policy does not reduce the limits nor diminish the coverage required herein. Lessor agree to promptly notify LP of any asserted claim with respect to which Lessor is or may be indemnified against hereunder and shall deliver to Lessee copies of process and pleadings.

10.ASSIGNMENT AND SUBLETTING. LP shall only sublet or assign this Lease or a portion thereof provided LP is not in default of any of the terms and conditions of the Lease and Lessor gives it written consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld, conditioned, or delayed. No such consent shall be required for (a) a sublease or assignment to an affiliate, subsidiary or any entity under the common control of LP or to any party purchasing all or substantially all of the assets or membership interests/stock of LP or (b) an assignment or other transfer of the leasehold interest of LP in the Premises to an institutional lender or an institutional trustee on behalf of one or more lenders or note holders (a “Lender”) in connection with financing for LP, Tropicana, or the subsidiaries or affiliates of Tropicana, so long as TEI’s guaranty remains in full force and effect. In connection with any assignment or subletting requiring the City’s consent as described in this Paragraph 10, or any transaction whereby TEI’s guaranty is to be terminated or released, City may require that Lessee provide financial information to City to enable it to make a reasonable judgment of the financial condition of the proposed sublettee or assignee. If the financial position of the proposed sublettee or assignee is acceptable, then the consent of City will not be unreasonably withheld.

11.CONDEMNATION. If the Premises or a substantial portion of the Premises is taken under the power of eminent domain for any public or quasi-public use, then LP may terminate and cancel this Lease, such termination to be effective upon the earlier of the date LP thereafter vacates the Premises or the date that the condemning authority takes possession of the condemned property and thereupon both parties will be relieved of any further obligation under this Lease, except that the parties will fulfill all of their obligations hereunder to be performed to the date of such termination or with respect to claims arising prior to such termination. In such event, Lessor shall be entitled to the entire condemnation proceeds. If less than a substantial portion of the Premises is so taken, or if a substantial portion is taken but this Lease is not terminated and canceled as above provided, then Lessor and LP shall share the condemnation proceeds equitably in accordance with their relative interests, and rent shall continue unabated.

12.Easement for Sign Access.  Lessor does hereby grant to Lessee, during the Initial Term and any Additional Terms of this Lease, an irrevocable, non-exclusive easement over, under, above and across, and right of access to, the property identified and described on Exhibit “C” (the “Sign Premises”) so that Lessee may place a sign on, over and across said property and maintain such sign.  Such easement and right of use shall run with the land.  The location of this Sign Easement is shown on Exhibit “C”, attached hereto. In the event Lessee determines that it no longer desires to utilize the sign for its business services during the term of this Lease, or any extensions or renewals of this Lease, Lessee may remove its logos, business names or any other marks identifying Lessee, but the sign may, at the City’s discretion, thereafter become the property of the City. If the City elects not to take possession of the sign, it shall be removed by the Lessee.

13.SURRENDER OF PREMISES. Upon the expiration of any term of this Lease or upon any earlier termination hereof, LP shall quit and surrender possession of the Premises to Lessor in as good order and condition as the Premises are now or hereafter may be improved by Lessor or LP, reasonable wear excepted, and shall, without expense to Lessor, remove or cause to be removed from the Premises, any debris and rubbish, all equipment, business and trade fixtures, and other articles of personal property owned by LP or installed or placed by LP on the Premises, and LP shall repair all material damage to the Premises resulting from such removal. Lessor shall have the option to have any improvements to the Premises that have become permanent (non-trade) fixtures, including the signage to which reference is made in Section 13, above, remain on the Premises and become the sole property of Lessor or be removed by and at the expense of LP. In the event Lessee determines not to exercise any extension of this Lease, or to negotiate to renew the Lease pursuant to Section 1.1(c) of the Development Agreement of even date executed by and among these Parties, Tropicana Entertainment, Inc. and JMBS Casino, LLC, the Premises may not thereafter be

Exhibit 10.5

used by Lessee’s patrons, employees, contractors, agents and invitees as a parking facility supporting the Trop Casino Greenville.

14.DEFAULTS AND REMEDIES.

14.1    Defaults by LP. The occurrence of any of the following shall constitute a material default and breach of this Lease by LP:

(a)The failure by LP to pay the rent hereunder as and when due; provided, however, that if LP pays the delinquent rent within thirty (30) days after Lessor provides notice of default to LP, such default is cured and LP shall not be deemed to be in default.

(b)The failure by LP to observe or perform any other provision of this Lease where such failure continues for thirty (30) days after notice thereof is given by Lessor to LP; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) days period, LP shall not be deemed to be in default if LP shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(c)LP’s failure to vacate and surrender the Premises as required by this Lease upon the expiration of any term or earlier termination of this Lease.

14.2    Remedies. In the event of any such default by LP, subject to the cure provisions provided in Section 15.1, or any breach of a provision of this Lease by Lessor, the non-defaulting party shall be entitled to all equitable and legal remedies, including but not limited to injunctive relief and compensatory damages, attorney’s fees, expenses and costs of court, but only to the extent such remedies are allowed under applicable law. If Lessee is in default as defined above, and such default is not cured as defined above, Lessor may require Lessee to vacate the Premises.

15.NOTICES.    All notices, consents, approvals, requests, demands and other communications (collectively “Notices”) which Lessor or LP are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, or given by a nationally recognized overnight delivery service (such as Federal Express) with all fees prepaid, to the appropriate address indicated below, or at such other place or places as either Lessor or LP may, from time to time, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given at the time of delivery; provided that refusal to accept delivery of a notice shall constitute successful and effective delivery thereof. Notices shall be addressed as follows, as appropriate:

If to LP:
Lighthouse Point, LLC
240 South Walnut Street
Greenville, Mississippi 38701
Telephone: (662) 334-1225
Facsimile: (662) 334-9951
Attention: General Manager

and

Tropicana Entertainment Inc.
8345 West Sunset Road
Suite 200
Las Vegas, Nevada 89113
Telephone: (702) 589-3930

Exhibit 10.5

Facsimile: (702) 589-3931
Attention: Chief Financial Officer

If to Lessor:

City of Greenville, Mississippi
Attn: Mayor
P.O. Box 897
Greenville, MS 38702-089

and

Andrew N. Alexander III, Esq.
Lake Tindall, LLP
P. O. Box 918
Greenville, MS 38702-0918
Telephone: (662) 378-2121
Facsimile: (662) 378-2183

16.GENERAL PROVISIONS.

16.1    Entire Agreement. This instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Lessor and LP with respect to the Premises and the estate and interest leased to LP hereunder. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Lessor and LP. Lessor and LP hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

16.2    Successors and Assigns. Subject to the provisions of Section 10 relating to Assignment and Subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

16.3    Severability. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

16.4    Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

16.5    Governing Law. This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Mississippi.

16.6    Memorandum of Lease. Lessor and LP agree not to record this Lease, but rather agree to execute a Memorandum of Lease in a mutually agreeable form, including a description of the Premises, the length of the Initial Term, and the options for Additional Terms.

15.7    Estoppel Certificates.    Within ten (10) days after a request by either party, the non-requesting party agrees to deliver in recordable form a certificate to any proposed lender, purchaser, or other interested party, certifying that this Lease is in full force and effect, that there have been no amendments or defaults, and such other matters as are reasonably and customarily requested in such certificates and/or setting forth in relevant detail any exceptions to such statements.

Exhibit 10.5

15.8    Counterparts. Lessor and LP agree that this Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one document.
IN WITNESS WHEREOF, Lessor and LP have executed this Lease on the dates set forth hereinbelow but effective as of the date set forth in the first paragraph above.

LESSOR:

CITY OF GREENVILLE, MISSISSIPPI

By: /s/ John H. Cox, III
John H. Cox, III, Mayor

Date: October 1, 2013

ATTEST:

/s/ Amelia D. Wicks
Amelia D. Wicks, City Clerk

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON
Personally appeared before me, the undersigned authority in and for the said county and state, on this the 1st day of October, 2013, within my jurisdiction, the within named John H. Cox III and Amelia D. Wicks, who acknowledged that they are the Mayor and City Clerk, respectively, of the City of Greenville, Mississippi, a municipal corporation, and that for and on behalf of the said municipal corporation, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said municipal corporation so to do.

/s/ Janice M. Caswell
NOTARY PUBLIC
My Commission Expires:
02.07.2014

Exhibit 10.5

LIGHTHOUSE POINT, LLC
d/b/a TROP CASINO GREENVILLE

By: New Tropicana Opco, Inc.
Its: Sole Member

By: /s/ Lance J. Millage
Name: Lance J. Millage
Title: CFO

STATE OF Nevada
COUNTY OF Clark
Personally appeared before me, the undersigned authority in and for the said county and state, on this the 11th day of October, 2013, within my jurisdiction, the within named LANCE J. MILLAGE, who acknowledged that he/she is the CFO of New Tropicana Opco, Inc., a Delaware corporation and the sole member of Lighthouse Point, LLC, and that for and on behalf of the said company, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said company so to do.
/s/ Norine Ziemski
NOTARY PUBLIC
My Commission Expires:
May 12, 2017

Exhibit 10.5

EXHIBIT A

lease GUARANTEE

Tropicana Entertainment Inc., a Delaware corporation ("Guarantor"), whose address is 8345 West Sunset Road, Suite 200, Las Vegas, Nevada 89113, as material inducement to and in consideration of the City of Greenville, Mississippi, ("Lessor") entering into a written lease ("Lease") with Lighthouse Point, LLC, a Mississippi limited liability company ("LP"), dated October 1, 2013, including any amendments thereto, pursuant to which Lessor leased to LP, and LP leased from Lessor, premises located in the City of Greenville, State of Mississippi, identified on Exhibit A to the Lease Agreement, unconditionally and absolutely guarantees and promises, to and for the benefit of Lessor, its successors and assigns, that LP shall perform the provisions of the Lease that LP is to perform, including, but not limited to, payment of rent and any and all other sums, charges, costs and expenses payable by LP, its successors and assigns, under the Lease and the full performance and observance of all of the covenants, terms, conditions and agreements therein provided to be performed and observed by LP, its successors and assigns.

If LP defaults under the Lease, Lessor can proceed immediately against Guarantor or LP, or both parties collectively, without prior notice to Guarantor, and Lessor can enforce against Guarantor or LP, or both parties collectively, any rights that it has under the Lease or pursuant to applicable Mississippi law. If the Lease terminates and Lessor has any rights it can enforce against LP after termination, Lessor can enforce those rights against Guarantor without giving previous notice to LP or Guarantor, or without making any demand on either of them. This Guarantee is a guarantee of payment and not of collection. Venue for any action brought by the City of Greenville shall be in the Circuit or Chancery Courts of Washington County, Mississippi or the United States District Court for the Northern District of Mississippi, Greenville Division.

Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guarantee.

This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any obligation under the Lease is or is sought to be rescinded or must otherwise be restored or returned by Lessor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of LP, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for LP or any substantial part of LP's property, or otherwise, all as though such payments and performance had not been made.

If Lessor is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Lessor all costs incurred, including, without limitation, reasonable attorneys' fees.

No waiver by Lessor of any provision or right hereunder shall be implied from any omission by Lessor to take any action on account of Lessor's right under such provision. Any express waiver by Lessor of any provision or right hereunder shall not act as a waiver of any provision or right elsewhere contained herein, and shall only act as a waiver as specifically expressed in said waiver, and only for the time and to the extent therein stated. One or more waivers by Lessor shall not be construed as a waiver of a subsequent breach of the same provision or right.

All the terms, provisions and agreements of this Guarantee shall inure to the benefit of and be enforceable by Lessor, its successors and assigns, and shall be binding upon Guarantor, and its successors and assigns.

This Guarantee shall be governed by, and construed in accordance with the laws of the State of Mississippi.

Exhibit 10.5

IN WITNESS WHEREOF, Guarantor has executed this Guarantee on this the 11th day of October, 2013.
GUARANTOR:
TROPICANA ENTERTAINMENT INC.

By: /s/ Lance J. Millage
Lance J. Millage (Print Name)
Its: CFO

STATE OF Nevada

COUNTY OF Clark

Personally appeared before me, the undersigned authority in and for the said county and state, on this the 11th day of October, 2013, within my jurisdiction, the within named LANCE J. MILLAGE, who acknowledged that he/she is the CFO of Tropicana Entertainment Inc., a Delaware corporation, and that for and on behalf of the said company, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said company so to do.
/s/ Norine Ziemski
NOTARY PUBLIC
My Commission Expires:
May 12, 2017